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                                                                   EXHIBIT 10.27

                           ODYSSEY RE HOLDINGS CORP.
                               STOCK OPTION PLAN

     1. PURPOSES. The purposes of the ODYSSEY RE HOLDINGS CORP. STOCK OPTION PLAN, as amended from time to time (the "Plan"), are to advance the interests of Odyssey Re Holdings Corp., a Delaware corporation, and any successor thereto (the "Company"), by linking the personal interests of participants to those of the Company's stockholders by providing participants with an incentive for outstanding performance. The Plan is further intended to assist the Company in its ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of the Company's and its Subsidiaries' (as such term is defined below) operations is largely dependent.

     2.   DEFINITIONS AND RULES OF CONSTRUCTION.

     (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

     "Award" means a grant of an Option pursuant to Section 7 of the Plan.

     "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations (including any proposed regulations) promulgated thereunder.

     "Committee" means the Compensation Committee of the Board, or such other committee of the Board as may be designated from time to time by the Board to administer the Plan.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Date of Grant" means the date of grant of an Award as set forth in the applicable Award Document.

     "Disability" means an Employee's inability to fulfill his or her employment or directorial obligations to the Company or any Subsidiary by reason of any medically determinable physical or mental impairment which has lasted or in the determination of the Committee or of such other person(s), if any, as the Committee may appoint with the consent of the Board, is likely to last for a continuous period of at least twenty-six (26) weeks or for any period of twenty-six (26) weeks (whether or not consecutive) in any consecutive twelve
(12) month period.

     "Effective Date" means May 23, 2001.

     "Eligible Individual" means an individual described in Section 5(a) who is eligible for an Award under the Plan.

     "Employee" means a director or an employee of the Company or of any Subsidiary (including, without limitation, a common law employee and an individual who provides substantial service for the Company or any Subsidiary pursuant to a contractual arrangement entered into by and between the Company or any Subsidiary and an independent entity).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

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     "Option" means a nonqualified stock option granted under Section 7, which is not an "incentive stock option" within the meaning of Section 422 of the Code.

     "Participant" means an Eligible Individual described in Section 5(a) who has been granted an Award under the Plan.

     "Pro Rata Portion" means, in respect of a particular Option on a particular date, the portion represented by the fraction A divided by B, where A is the number of days from (but excluding) the date the particular Option was granted until (and including) the particular date and B is the number of days from (but excluding) the date the particular Option was granted until (and including) the date when that Option would have been fully vested.

     "Retirement Age" means the age regarded by the Company or a Subsidiary as the normal retirement age for its employees in general, based upon the Company's or the Subsidiary's normal employment and related policies and practices.

     "Shares" means the shares of Common Stock and any shares or other securities into which such Shares have been for whatever reason changed or which have for whatever reason been substituted for, or distributed (as a dividend or otherwise) upon, such Shares.

     "Subsidiary" means any (i) corporation if fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if fifty percent (50%) or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.

     "Termination of Employment" means a Participant's termination of employment or directorship with the Company or a Subsidiary for any reason whatsoever (including, without limitation, as a result of termination by the Company or a Subsidiary without cause) at a time when the Participant is not (and is not imminently about to be) an employee or a director of either the Company or any Subsidiary.

     (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

     3.   ADMINISTRATION.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

        (i)   to select Participants from the Eligible Individuals;

        (ii)   to make Awards in accordance with the Plan;

        (iii) to determine the number of shares of Common Stock subject to each Award;

        (iv) to determine the terms and conditions of each Award, including, without limitation, those related to transferability, vesting, forfeiture and exercisability and the effect, if any, of a Participant's Termination of Employment, and including the authority to adjust the terms of an Award to comply with the laws of any applicable jurisdiction;

        (v) to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that either is not prejudicial to the rights of such Participant in such Award or has been consented to in writing by the Participant;

        (vi) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

        (vii) to construe and interpret any Award Document delivered under the Plan;

        (viii) to prescribe, amend and rescind rules and procedures relating to the Plan;
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        (ix)  subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

        (x) to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States;

        (xi) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

        (xii) to make all other determinations (including, without limitation, factual determinations) and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

     (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

     (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all interested persons. Every action, including an exercise of discretion by the Committee, is wholly without precedent value for any purpose.

     4.   COMMON STOCK SUBJECT TO THE PLAN.

     (a) Plan Limit. Subject to Section 9, the Company is authorized to issue Awards on underlying Common Stock which together with the awards of Common Stock granted under the Company's Restricted Share Plan do not in the aggregate exceed 10% of the Company's issued and outstanding Common Stock as of the last business day of each calendar year (the "Plan Limit"). Shares utilized in connection with the Plan must be already outstanding shares purchased on the open market or otherwise acquired, except that a maximum aggregate of 80,000 Options may be issued on underlying newly issued shares in connection with the initial public offering of the Company's Common Stock.

     (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, the following shares shall be added back to the Plan Limit and again be available for
           Awards:

        (i) The number of shares tendered to pay the exercise price of an Option or to satisfy a Participant's tax withholding obligations;

        (ii) The number of shares withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of an Option; and

        (iii) The number of shares of Common Stock underlying any Option that are surrendered and cancelled without being exercised.

     5.   PARTICIPATION.

     (a) Eligible Individuals. Awards may be granted by the Committee, in its sole discretion, to those individuals who are Employees of the Company and any Subsidiary that is selected by the Company and are, in the Committee's good faith belief, subject to the tax laws of a jurisdiction outside of the United States which would render participation in the Company's Restricted Share Plan disadvantageous for such individuals or for the Company (any Award being valid even if the Committee was for any reason wrong in such belief).

     (b) Awards to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant.

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     6.   AWARD DOCUMENT.  The terms and provisions of each Award may be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The exercise price, vesting, forfeiture, exercisability conditions and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability) shall be determined by the Committee and may be set forth in the applicable Award Document.

     7.   STOCK OPTIONS.

     (a) Form of Award. The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of Shares during a specified time at an exercise price determined in accordance with Section 7(b) below. An Option shall become exercisable after or at the time such Option becomes vested as determined by the Committee. An Option shall be exercisable during such period(s) as shall be determined by the Committee and set forth in the Award Document relating to such Option and the Committee may extend the term of an Option after the Date of Grant. An Option which is not exercised during its period of exercisability shall expire.

     (b) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be fixed by the Committee on the Date of Grant or, alternatively, shall be determined by a method specified by the Committee on the Date of Grant.

     (c) Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid in cash or previously owned shares, or a combination thereof, and, if the applicable Award Document so provides, in whole or in part through the withholding of shares subject to the Option with a value equal to the exercise price. The Committee may also establish procedures pursuant to which an Option may be exercised through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option exercise price and/or to satisfy withholding tax obligations related to the Option.

     (d) Death; Disability; Reaching Retirement Age and Termination of Employment. A Participant ceases to be an Eligible Individual for purposes of the Plan on the earliest to occur of:

        (i) the Participant's ceasing for any reason whatsoever to be employed or engaged by, or to be a director of, the Company or a Subsidiary if the Participant will not imminently after such cessation be employed or engaged by, or be a director of, the Company or a Subsidiary;

        (ii) upon the Disability of a Participant (the Board's determination as to whether or not a Participant has incurred a Disability being final and conclusive and binding on all parties);

        (iii)   the Participant's death; and

        (iv) the Participant otherwise not being an "Eligible Individual" as defined.

     (e) The following provisions apply to the unvested portion of an Option held by a Participant except to the extent, if any, otherwise provided in the applicable Award Document:

        (i) upon the Participant ceasing to be an Eligible Individual, the unvested portion of the Option shall be forfeited and cancelled without any payment to such Participant and shall not be exercisable in whole or in part unless otherwise provided by the Committee, the Plan or the Award Document;

        (ii) upon the Participant ceasing to be an Eligible Individual because of death or Disability, the Pro Rata Portion of the unvested portion of an Option shall immediately vest (the number of Shares under such option vesting being rounded to the next highest whole number of Shares if such number would otherwise include a fraction) and the remainder of such unvested portion shall immediately expire and shall not be exercisable in whole or in part; and

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        (iii)  upon the Participant reaching Retirement Age, the unvested portion of an Option shall immediately vest in full.

Notwithstanding the foregoing, the Board may in any particular case, in its sole discretion and without precedent value, suspend or vary the operation of the foregoing provisions, upon such terms and to such extent as it may determine, but only in a manner that is not adverse to the Participant and complies with applicable laws and stock exchange rules.

     (f) Upon a Participant's death, Disability, reaching Retirement Age or Termination of Employment, the Participant shall, except to the extent, if any, otherwise provided in the applicable Award Document, retain the right to exercise the vested portion of any Option held by such Participant for the applicable term of the Option.

     (g) Fractional Shares. No fractional Shares may be issued upon any exercise of an Option, and the Committee may determine the manner, if any, in which fractional share value shall be treated.

     8.   GENERAL PROVISIONS.

     (a) Non-Transferability of Award. Unless the Committee determines otherwise in its sole discretion, no Award or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that the Committee may, in its sole discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may, in its sole discretion, permit transfers of Awards other than those contemplated by this Section 8(a). During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by a Permitted Transferee to whom such Option has been transferred in accordance with this Section 8(a).

     (b) Rights with Respect to Shares. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and except as herein otherwise provided no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares. The Company shall not be entitled to exercise any voting rights in respect of the Shares held by it unless the Company has both sought and obtained instructions from a Participant, in which case the Company shall exercise the voting rights in respect of the Shares which are or may be transferable to such Participant upon the exercise of such Participant's Options in accordance with the instructions of such Participant (provided that, for greater certainty, nothing herein shall obligate the Company to seek instructions from any or all of the Participants). Except as the following may be varied by action taken under Section 9, the Company shall be entitled (to the exclusion of any Participant) to all dividends and other distributions in respect of the Shares held by it at all times prior to the transfer of such Shares to a Participant upon the exercise of an Option.

     (c) No Right to Continued Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Employee any right to continued employment or directorship with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment or directorship of any of its Employees at any time, with or without cause. Each Participant, by accepting an Award, agrees with the Company and its Subsidiaries that he or she will not be entitled to any damages, payment or claim with respect to
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        or as a result of any forfeiture of the Award that occurs as a result of the termination of the Participant's employment or directorship with the Company or any Subsidiary, regardless of the reason for or circumstances of such employment or directorship termination, or whether such employment or directorship termination was or was not wrongful and of whether or not the period of notice of termination given to the Participant was sufficient.

     (d) Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     (e) Wage and Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award or any compensation or other payment to a Participant amounts of withholding and other taxes due in connection with any Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the sole discretion of the Committee.

     (f) Compliance with Securities Laws. An Award may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless (i) the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available and (ii) the issuance of such shares complies with any other applicable securities laws.

     (g) Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock or other property or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

     (h) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

     (i) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

     (j) Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.

     (k)   Liability and Indemnification.

        (i) Neither the Company nor any Subsidiary shall be responsible in any way for any action or omission of the Committee or any other fiduciaries in the performance of their duties and

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             obligations as set forth in the Plan. Furthermore, neither the
             Company, any Subsidiary nor the Committee shall be responsible for any act or omission of any of their agents, or with respect to reliance upon the advice of their counsel, provided that the Company, the appropriate Subsidiary or the Committee, as the case may be, relied in good faith upon the action of such agent or the advice of such counsel.

        (ii) Neither the Company, any Subsidiary, the Committee, nor any agent, employee, officer, director, stockholder or member of any of them, nor any other person shall have any liability or responsibility to any Participant or otherwise with respect to the Plan, except with respect to fraud, bad faith or willful misconduct on their part or as otherwise expressly provided herein.

     (l) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan or any of its provisions.

     (m) Notices. Each notice relating to the Plan shall be in writing and delivered by recognized overnight courier or certified mail to the proper address or, optionally, to any individual personally. Except as otherwise provided in any Award Document, all notices to the Company or the Committee shall be addressed to it c/o the Company at its registered office, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons which are not delivered personally to an individual shall be addressed to such person at the last address for such person maintained in the records of the Committee or the Company.

     9.   RECAPITALIZATION OR REORGANIZATION.

     (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any dividend or other distribution, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, if there is any change in the outstanding Shares by reason of a stock dividend or split, a recapitalization, or a consolidation, combination or exchange of shares, or if there is any other change (including, possibly, an extraordinary dividend) which the Committee in its sole discretion determines is a sufficiently fundamental change to warrant the action hereinafter described, the Committee shall make, subject to any prior approval required of relevant stock exchanges or other applicable regulatory authorities, if any, an appropriate substitution or adjustment in (i) the exercise price of any unexercised Options under the Plan; and/or
           (ii) the number and kind of shares or other securities subject to unexercised Options under the Plan; provided, however, that no substitution or adjustment will obligate the Company to transfer fractional Shares. In the event of the reorganization or the amalgamation, merger or consolidation of the Company with another corporation, the Committee may make such provision for the protection of the rights of Eligible Individuals and Participants as the Committee in its discretion deems appropriate. The determination of the Committee, as to any such substitution or adjustment or as to there being no need for the same, will be final and binding on all parties.

     10. EFFECTIVE DATE. The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders, and shall remain in effect until it has been terminated
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pursuant to Section 11. If the Plan is not approved by the stockholders, the
Plan and all interests in the Plan awarded to Participants shall be void ab initio and of no further force and effect.

     11. AMENDMENT; SUSPENSION AND TERMINATION.

     (a) Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification which (i) increases the Plan Limit or (ii) otherwise must be approved by stockholders pursuant to applicable rules of an exchange or any requirements or any requirements of the Code and the regulations promulgated thereunder, shall be effective without stockholder approval. However, except as otherwise expressly provided herein, no amendment, modification, suspension or termination of the Plan shall alter the rights of any Participant existing at such time with respect to an Option, except with the express written consent of such Participant. The Plan shall continue until earlier terminated by the Company pursuant to this Section 11. If the Plan is terminated, the provisions of the Plan, and any administrative guidelines, regulations and other rules adopted by the Committee with respect to the Plan which are in force at the time of such termination, will continue in effect in respect of any Options which are outstanding at such time and any rights pursuant to any such Options. However, notwithstanding the termination of the Plan, the Committee may make any amendments to the Plan or the Options which it would have been entitled to make if the Plan were still in effect.

     (b) With the consent of any applicable regulatory authorities, as may be required, the Committee may, in its sole discretion and without precedent value, amend or modify any particular outstanding Option(s) or, in circumstances which the Committee deems appropriate (such a circumstance may, for instance, be a change of control of the Company), all outstanding Options, so as to:

        (i)   accelerate the Option's vesting or exercisability;

        (ii) reduce any restrictions on the transferability, vesting or exercisability of the Option; or

        (iii) if the Company ceases to be subject to the terms of the Exchange Act or there is a contemplated transaction which would result in the Company ceasing to be subject to the terms of the Exchange Act, abbreviate the exercise period of all outstanding Options;

upon not less than 30 days' notice to all affected Participants and upon such terms (including the possible reinstatement of Options) as the Committee determines.

     12. GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.

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